UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 23, 2021

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Main Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

INDEX

		Page

Item 1.01 –	Entry into a Material Definitive Agreement	3

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	5

Item 9.01 –	Financial Statements and Exhibits	5

Signatures		5

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on October 7, 2021, Adam Currie became Executive Vice President of First Bancorp (the “Company”) and Chief Banking Officer of the Company’s subsidiary, First Bank (the “Bank”), and on November 12, 2021, Elizabeth Bostian became Executive Vice President, General Counsel and Chief Financial Officer of the Company and the Bank. On December 23, 2021, the Company and the Bank entered into an employment agreement (each, an “Employment Agreement” and together, the “Employment Agreements”) with Mr. Currie and Ms. Bostian (each, an “Executive” and together, the “Executives”). There follows a brief description of the terms and conditions of the Employment Agreements. Unless defined herein, capitalized terms have the meanings given them in the Employment Agreements, copies of which are attached as Exhibits 99.1 and 99.2, and incorporated herein by reference.

The Employment Agreements provide for Mr. Currie’s employment as Executive Vice President and Chief Banking Officer, and Ms. Bostian’s employment as Executive Vice President, General Counsel and Chief Financial Officer of the Company and the Bank (together, the “Employer”). Unless earlier terminated, each Employment Agreement has a term of one year beginning as of December 23, 2021 (the “Effective Date”) and ending as of December 22, 2022; provided, however, that on the first and each succeeding anniversary of the Effective Date, Executive’s period of employment will automatically be extended for one year unless written notice of non-extension is given at least 90 days prior to such anniversary (the “Employment Period”).

The Employer will pay Mr. Currie a base salary of at least $375,000 per year, and Ms. Bostian a base salary of at least $340,000 per year (each, the “Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. The Employer will review each Executive’s total compensation at least annually and in its sole discretion may adjust each Executive’s total compensation from year to year, but during the Employment Period Mr. Currie’s Base Salary may not decrease below $375,000 and Ms. Bostian’s Base Salary may not decrease below $340,000; and periodic increases in Base Salary, once granted, may not be revoked. The Executives will also be entitled to participate in all of the Employer’s annual incentive plans, long-term incentive plans, and savings, pension and retirement plans and practices (the “Benefit Plans”).

Each Executive and his or her family, as the case may be, will be eligible for participation in and will receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, cancer, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable to the Employer’s employees generally (the “Welfare Benefit Plans”).

Each Executive will be entitled to receive prompt reimbursement for all reasonable expenses incurred in accordance with the Employer’s policies, practices and procedures, to the extent applicable to the Employer’s employees generally.

Each Executive will be entitled to fringe benefits in accordance with the Employer’s plans, practices, programs and policies in effect for its employees generally. In addition, the Employer will reimburse Ms. Bostian’s out-of-pocket expenses incurred in attending continuing legal education (CLE) events as necessary to maintain her status as a member in good standing of the North Carolina State Bar.

Each Executive’s employment will terminate automatically upon death. Otherwise, the Employer may terminate each Executive’s employment for Cause, Without Cause or if the Employer determines in good faith that the Disability of the Executive has occurred, after notice of such determination. Also, each Executive may voluntarily retire or resign (a “Voluntary Termination”), or may terminate his or her employment for Good Reason.

If the Employer terminates the Executive’s employment Without Cause, or the Executive terminates his or her employment for Good Reason, in each case, other than in connection with a Change of Control, then the Employer will pay the Executive (i) his or her Base Salary through the Date of Termination, (ii) any accrued vacation, sick and other leave pay, and (iii) an amount equal to one times the Executive's then existing Base Salary. In addition, for one year following the Date of Termination, the Employer will either reimburse the COBRA premiums paid for Executive and his or her family, or pay Executive an equivalent amount; provided, however, such payments will terminate in the event Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage.

If the Executive’s employment terminates by reason of his or her death or Disability, the Executive’s legal representatives will receive all Accrued Obligations and Other Benefits.

If the Executive’s employment is terminated for Cause or in the event of a Voluntary Termination, the Executive will only be entitled to the following: (i) the Accrued Obligations will be paid in a lump sum in cash on the 30th day after the Date of Termination; and (ii) Other Benefits will be paid or provided in a timely manner, provided, however, that the Executive’s right to continue to participate in Welfare Benefit Plans will terminate on the 30th day following the Date of Termination, subject to any rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

In the event that the Employer terminates the Executive’s employment Without Cause, or the Executive terminates his or her employment for Good Reason, in any such case at the time of or within one year after a Change of Control, the Employer will pay the Executive: (i) his or her Accrued Obligations; and (ii) an amount equal to 2.99 times his or her Base Salary; provided, however, in the event a court of competent jurisdiction finds that the Executive has breached the non-compete and/or non-solicit covenants, described below, no payments will be due under item (ii) following the date of such finding. Additionally, for one year following the Date of Termination, the Employer will either reimburse the COBRA premiums paid for Executive and his or her family, or pay Executive an equivalent amount; provided, however, such payments will terminate in the event Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage. Also, for the number of days remaining in the Employment Period from and after the Change of Control Termination Date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Employer will continue benefits to the Executive and/or the Executive’s family at least equal to those which would have been provided to them in accordance with applicable Welfare Benefit Plans if the Executive’s employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as the Executive would receive under the Welfare Benefit Plans, the benefits provided by the Employer will terminate.

During the 12 calendar month period following the calendar month in which the Date of Termination or Change of Control Termination Date, as applicable, of Executive's employment for Cause, Executive's Voluntary Termination of Executive's employment or a Change of Control Termination occurs (the “Restricted Period”), (i) Mr. Currie may not Compete with the Company or any of its subsidiaries within the Territory composed of the circles surrounding the Bank’s then-existing banking offices, with each circle having the applicable banking office as its center point and a radius of 25 miles, and (ii) Ms. Bostian may not Compete with the Company or any of its subsidiaries within the Territory composed of the State of North Carolina.

During the Restricted Period, within the applicable Territory, the Executives may not, directly or indirectly, individually or on behalf of any other person or entity (other than the Employer), offer to provide any Business services to any person or entity who is or was (i) a customer of any member of the Bank Group during any part of the 12-month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable, or (ii) a potential customer to whom any member of the Bank Group offered to provide Business services during any part of the 12-month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable.

During the Restricted Period, the Executives may not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with the Executive or with any person or other entity with whom the Executive is or becomes affiliated or associated.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(e) A brief description of the material terms of the Employment Agreements is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment Agreement by and among First Bancorp, First Bank and G. Adams Currie, Jr., effective December 23, 2021.

Exhibit 99.2	Employment Agreement by and among First Bancorp, First Bank and Elizabeth B. Bostian, effective December 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Bancorp

Dated: December 27, 2021	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Employment Agreement by and among First Bancorp, First Bank and G. Adams Currie, Jr., effective December 23, 2021.

Exhibit 99.2	Employment Agreement by and among First Bancorp, First Bank and Elizabeth B. Bostian, effective December 23, 2021.